Exhibit 10.5

AMENDED AND RESTATED

INTELLON CORPORATION

DIRECTOR STOCK OPTION

AND RESTRICTED STOCK PLAN

ARTICLE I

Definitions

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a) “Award” means an award granted to any Director in accordance with the provisions of this Plan in the form of Options and/or Restricted Stock.

(b) “Award Agreement” means the written agreement evidencing each Award granted to a Director under this Plan.

(c) “Board” or “Board of Directors” shall mean the board of directors of the Company.

(d) “Change of Control” shall be deemed to have occurred if an entity or person (including a “group”) as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “1934 Act”) which is not a beneficial owner (as defined in Rule 13d-3 promulgated pursuant to the 1934 Act) of more than 10% of the outstanding common stock of the Corporation as of January 1, 1995, becomes the beneficial owner after such date of shares of the Corporation having 50% or more of the total number of votes that may be cast for the election of Directors of the Corporation.

(e) “Committee” shall mean the committee administering the Plan, pursuant to Article III hereof.

(f) “Company” shall mean Intellon Corporation, a Delaware corporation, and its successors and assigns.

(g) “Director” shall mean any individual, not employed by the Company, who is serving as a Director of the Company.

(h) “Grantee” shall mean a Director who has received an Option or Restricted Stock granted by the Company hereunder.

(i) “Option” shall mean an option to purchase Stock granted by the Company pursuant to the provisions of this Plan.

(j) “Option Price” shall mean the purchase price of each share of Stock subject to Option, as defined in Section 5.2 hereof.

(k)	“Plan” shall mean this Amended and Restated Intellon Corporation Director Stock Option and Restricted Stock Plan.

(1)	“Restricted Stock” shall mean shares of Stock granted by the Company pursuant to the provisions of this Plan.

(m)	“Service” shall mean the tenure of an individual as a Director of the Company.

(n) “Stock” shall mean the common stock of the Company, par value $.0001 per share, or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Company or some other corporation, such other stock or securities.

(o) “Total Disability” means the complete and permanent inability of a Director to perform all of his duties as a Director of the Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

ARTICLE II

The Plan

2.1 Name. This plan shall be known as the “Intellon Corporation Director Stock Option and Restricted Stock Plan.”

2.2 Purpose. The purpose of the Plan is to maintain the Company’s ability to attract and retain the services of experienced and highly qualified non-employee directors and to enhance shareholder value by more closely aligning the interests of non-employee directors with those of the shareholders.

2.3 Effective Date. The Intellon Corporation Director Stock Option Plan became effective on September 19, 1997.

2.4 Participants. Only Directors of the Company shall be eligible to receive Options and Restricted Stock under the Plan.

ARTICLE III

Plan Administration

3.1 Committee. This Plan shall be administered by a committee of the Board of Directors of the Company (the “Committee”). The Committee shall consist of members of the Board designated by the Board from time to time. The Committee shall serve at the pleasure of the Board.

3.2 Power of the Committee.

(a) Authority. The Committee shall have full authority and discretion, except with respect to Options covering the Directors and the shares of Stock specified on Exhibit A attached hereto, (i) to determine, consistent with the provisions of this Plan, which of the Directors will be granted Awards, the form of Awards to be granted, the amount or number of shares of Stock subject to each Award, and the terms and conditions of each Award (which need not be identical); (ii) to construe and interpret the Plan; and (iii) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. The Committee’s decisions and determinations under this Plan need not be uniform and may be made selectively among Directors whether or not such individuals are similarly situated. All such actions and determinations shall be conclusively binding upon all persons for all purposes.

(b) Proceedings. The Committee shall keep minutes of its actions under the Plan. The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully effective as if made by unanimous vote at a meeting duly called and held.

(c) Counsel and Consultants; Expenses. The Committee shall employ such legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of this Plan and may rely upon any opinion and computations received from any such counsel or consultant. All expenses incurred by the Committee in interpreting and administrating the Plan, including without limitation, meeting fees and expenses and professional fees shall be paid by the Company.

(d) Indemnification. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. Each member or former member of the Committee or Board shall be indemnified and held harmless by the Company against all costs or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Plan unless arising out of such member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the Bylaws of the Company.

ARTICLE IV

Shares of Stock Subject to Plan

4.1 Limitations. Subject to adjustment pursuant to the provisions of Section 4.3 hereof, the aggregate number of shares of Stock which may be issued pursuant to the exercise of Options and the grants of Restricted Stock which are the subject of Awards shall not exceed the aggregate of 326,350 shares. Of the 326,350 shares of Stock which may be issued and sold hereunder pursuant to the exercise of Options and the grants of Restricted Stock, 1,150 shares shall be covered by the Options specified on Exhibit A attached hereto, which Options have been granted to the Directors (and, as to each such individual, shall cover the number of shares of Stock) specified on Exhibit A attached hereto. Shares issued pursuant to the exercise of Options and the grants of Restricted Stock may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

4.2 Awards Granted Under Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised, or covered by a grant of Restricted Stock that vests, shall not again be available for Awards hereunder. If Options granted hereunder shall terminate for any reason without being wholly exercised, or if all or a portion of a Restricted Stock grant fails to vest, then the Committee shall have the discretion to grant new Awards to Grantees hereunder covering the number of shares to which such terminated Awards related.

4.3 Antidilution. Notwithstanding any other provision in this Plan, if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, consolidation, share exchange, liquidation, recapitalization, reclassification, stock split up, combination of shares, stock dividend, or other similar transaction or event, then the total number of shares of Stock authorized for issuance under the Plan, and the number of shares subject to Option and the Option Price for them, shall be proportionally adjusted by the Board.

ARTICLE V

Awards, Options and Restricted Stock

5.1 Award Grant and Agreement. Each Award granted hereunder shall be evidenced by minutes of a meeting of the Committee authorizing the same and by a written Award Agreement dated as of the date of grant and executed by the Company and the Grantee, which Award Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with this Plan (including vesting terms); provided, however, that the Options to be granted to the individuals (and, as to each such individual, to cover the number of shares of Stock) specified on Exhibit A attached hereto shall not be required to be evidenced by minutes of a meeting of the Committee authorizing the same.

5.2 Option Grants.

5.2.1 Option Price. The Option Price of each share of Stock subject to an Option shall be the Option Price as determined by the Committee. If the Stock is publicly held and actively traded in an established market on the date of grant, then the Option Price of the Stock on the date of grant shall be determined by the Committee by any reasonable method using market quotations. If the Stock is not publicly held and actively traded in an established market on the date of grant, then the Option Price of the Stock on the date of grant shall be determined in good faith by the Committee using any reasonable method.

5.2.2 Option Exercise. Options may be exercised in whole or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof. Notwithstanding any other provision in this Plan, no option granted under the Plan may be exercised more than ten (10) years after the date on which it is granted. No part of any Option may be exercised until the Grantee shall have served as a Director of the Company for the period designated by the Committee, if any, after the date on which the Option is granted. Options shall be exercised by: (i) written notice of intent to exercise the Option with respect to a specific number of shares of Stock which is delivered by hand delivery or registered or certified mail, return receipt requested, to the Company at its principal office; and (ii) payment in full (by a check or money order payable to “Intellon Corporation”) to the Company at such office of the amount of the Option Price for the number of shares of Stock with respect to which the Option is then being exercised. The Committee shall have the right to determine whether the Option Price may be paid to the Company in consideration (other than cash) as the Committee deems appropriate, including Stock already owned by the Grantee, having a total fair market value, as determined by the Committee, equal to the purchase price of the Stock, or a combination of cash and such other consideration having a total fair market value, as so determined, equal to such purchase price. In addition to and at the time of payment of the Option Price, the Grantee shall pay to the Company in cash the full amount of all federal, state, and local withholding or other employment taxes, if any, applicable to the taxable income of the Grantee resulting from such exercise, and any sales, transfer, or similar taxes imposed with respect to the issuance or transfer of shares of Stock in connection with such exercise.

5.2.3 Nontransferability of Option. No Option shall be transferred by a Grantee otherwise than by will or the laws of descent and distribution. During the lifetime of an Grantee, the Option shall be exercisable only by him or by his legal guardian or personal representative.

5.2.4 Rights as Shareholder. A Grantee or any permitted transferee of an Option shall have no rights as a shareholder with respect to any shares of Stock subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

5.3 Restricted Stock Grants.

5.3.1 Nontransferability of Restricted Stock. Restricted Stock may not be sold or otherwise transferred by the Grantee until ownership vests; provided, however, to the extent required for the Restricted Stock grant to be exempt under Rule l6b-3 of the Securities Exchange Act of 1934, as applicable, the Restricted Stock must be held by the Grantee for at least six months following the date of vesting.

5.3.2 Forfeiture. Except as otherwise determined by the Committee, all rights and title to Restricted Stock granted to a Grantee under the Plan shall terminate and be forfeited to the Company upon failure to fulfill all conditions and restrictions applicable to such Restricted Stock.

5.3.3 Rights of Shareholder. Except for the restrictions set forth in this Plan and those specified by the Committee in any Restricted Stock Agreement, a holder of Restricted Stock shall possess all the rights of a holder of the Stock, (including voting and dividend rights); provided, however, that prior to vesting, the certificates representing such shares of Restricted Stock (and the amount of any dividends issued with respect thereto) shall be held by the Company for the benefit of the Grantee and the Grantee shall deliver to the Company a stock power executed in blank covering such shares. As the shares vest, certificates representing such shares shall be released to the Grantee.

5.3.4 Provisions Not Inconsistent. All other provisions of the Plan not inconsistent with this Section 5.3 shall apply to Restricted Stock or the holder thereof, as appropriate, unless otherwise determined by the Committee.

5.4 Effect of Death, Disability. Retirement, or Other Termination of Service.

(a) Death. If the Director’s service as a Director of the Company terminates as a result of his death, the Director’s personal representative or administrator of the estate of the Director (or the person or persons to whom the Award shall have been validly transferred by the personal representative or the administrator pursuant to the Director’s Will or the laws of descent and distribution, as the case may be) shall have the right to exercise the Option subject to the Award as to any shares not previously exercised during his lifetime within twelve (12) months following the date of his death, or to enjoy full ownership of any Restricted Stock subject to the Award, without regard to vesting restrictions.

(b) Total Disability. If the Director’s service as a Director of the Company terminates as a result of his Total Disability, (i) the Director shall have the right to exercise an Option as to any vested shares on the date of such termination, as were not previously exercised, within twelve (12) months following the date of the termination of his service, and (ii) the Director shall have full ownership rights to any Restricted Stock that had vested on the date of termination of service. Notwithstanding the foregoing, if the Director dies within three (3) months after termination of his service as a Director of the Company because of his Total Disability, the Director’s personal representative or administrator of the estate of the Director (or the person or persons to whom an Option or any Restricted Stock shall have been validly transferred by the personal representative or the administrator pursuant to the Director’s Will or the laws of descent and distribution, as the case may be) shall have the right (i) to exercise the Option as to any shares not previously exercised during his lifetime within twelve (12) months following the date of his death, or (ii) to enjoy full ownership of any Restricted Stock, in either case without regard to vesting restrictions.

(c) Other Termination of Services. If the Director’s service as a Director of the Company is terminated for any reason other than his death or Total Disability, the Directors shall have the right (i) to exercise the Option as to any vested shares not previously exercised within three (3) months following the date of his termination of service, and (ii) to enjoy full ownership of any Restricted Stock that had vested on the date of termination of service.

5.5 Vesting and Exercise of Awards.

(a) Vesting. Each Option or Restricted Stock grant shall vest in accordance with such schedule as the Committee shall determine upon the Award of the Option or Restricted Stock.

(b) Change of Control. Notwithstanding any other provision, upon any Change of Control 100% of any Option or Restricted Stock shall be deemed to be fully exercisable immediately prior to said Change of Control.

(c) Death. Notwithstanding any other provision, if at least 40% of an Option or Restricted Stock grant is exercisable or vested, respectively, in accordance with the terms of the Option or Restricted Stock grant, then upon the death of the Director, 100% of the Option or Restricted Stock grant shall be deemed to be fully exercisable or vested, respectively, immediately prior to the Director’s death.

(d) Initial Public Offering. Notwithstanding any other provision, in the event of an underwritten registration of an offering of equities securities of the Company, 100% of any Option or Restricted Stock grant shall be deemed to become fully exercisable or vested upon the effectiveness of such registration.

5.6 Investment Intent. Upon or prior to the exercise of all or any portion of an Option, or upon the grant of any Restricted Stock, the Grantee shall furnish to the Company in writing such information or assurances as, in the Company’s opinion, may be necessary to enable it to comply fully with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable statutes, rules, and regulations. Without limiting the foregoing, if a registration statement is not in effect under the Securities Act of 1933, as amended, with respect to the shares of Stock to be issued upon exercise of an Option or the grant of any Restricted Stock, the Company shall have the right to require, as a condition to the exercise of such Option, that the Grantee represent to the Company in writing that the shares to be received upon exercise of such Option or the grant of the Restricted Stock, will be acquired by the Grantee for investment and not with a view to distribution and that the Grantee agree, in writing, that such shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended. The Company shall have the right to endorse on certificates representing shares of Stock issued upon exercise of an Option or upon the grant of any Restricted Stock such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Company, in its discretion, shall deem appropriate.

ARTICLE VI

Stock Certificates

The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option or delivered upon the vesting of any Restricted Stock granted hereunder or of any portion thereof, prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

(b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory agency, which the Company shall in its sole discretion determine to be necessary or advisable;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Company shall in its sole discretion determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the exercise of the Option or the vesting of any Restricted Stock as the Company from time to time may establish for reasons of administrative convenience.

ARTICLE VII

Termination, Amendment, and Modification of Plan

The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no termination, amendment, or modification of the Plan shall without the written consent of the Grantee of any Award adversely affect the rights of the Grantee with respect to such Award or the unexercised and/or unvested portion thereof, as applicable.

ARTICLE VIII

Miscellaneous

8.1 Service. Nothing in this Plan or in any Award granted hereunder or in any Award Agreement relating thereto shall confer upon any Director the right to continue as a Director of the Company.

8.2 Captions. The captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope of intent of any provision hereof.

8.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

8.4 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

8.5 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

8.6 Severability. If any provision or provisions of this Plan shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.7 Interpretation. All Awards granted pursuant to this Plan are subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to this Plan.

CERTIFICATION

The undersigned President and Chief Executive Officer of the Company does hereby certify that the Plan was duly adopted by the Board of Directors on November 20, 2003.

/s/ Charles E. Harris
Charles E. Harris
President and Chief Executive Officer

EXHIBIT A

TO

AMENDED AND RESTATED

INTELLON CORPORATION

DIRECTOR STOCK OPTION PLAN

OPTIONS OUTSTANDING

AS OF OCTOBER     , 2003

Director	Number of Shares		Number of Shares Vested	Exercise Price
Michael E. Barker	250	(1)	50	190.00
Walter J. Gill	100		100	190.00
Charles e. Harris	300	(2)	250	190.00
Robert Ketterson	300	(2)	250	190.00
William J. O’Meara	100		100	190.00

Total	1,150

(1)	Options for 50 shares vest on each of July 12, 1998, 1999, 2000 and 2001
(2)	Options for 50 shares vest on each of July 12, 1998 and 1999